Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-0352587
(State or other jurisdiction of incorporation)	(I.R.S. Employee Identification Number)

c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales 011 44 203 124 6000	Willis Towers Watson Public Limited Company c/o Matthew S. Furman, Esq. General Counsel Brookfield Place 200 Liberty Street, 7th Floor New York, New York 10281 (212) 915-8249
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Willis Towers Watson Sub Holdings Limited	Ireland	98-0198190
Willis Netherlands Holdings B.V.	Netherlands	98-0644532
Willis Investment UK Holdings Limited	England & Wales	98-0596489
TA I Limited	England & Wales	98-0351629
WTW Bermuda Holdings Ltd.	Bermuda	98-1290746
Trinity Acquisition plc	England & Wales	98-0198190
Willis Group Limited	England & Wales	98-0199005
Willis North America Inc.	Delaware	13-5654526

c/o Willis Group Limited The Willis Building 51 Lime Street London EC3M 7DQ, England and Wales 011 44 203 124 6000	Willis Towers Watson Public Limited Company c/o Matthew S. Furman, Esq. General Counsel Brookfield Place 200 Liberty Street, 7th Floor New York, New York 10281 (212) 915-8249
(Address, including zip code, and telephone number, including area code, of guarantor registrants’ principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Debt Securities and Guarantees of Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011. **

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 11th day of March 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Martin Reed
Martin Reed
Vice President

EXHIBIT 6

March 11, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Martin Reed
Martin Reed
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$15,085
Interest-bearing balances		211,271
Securities:
Held-to-maturity securities		78,668
Available-for-sale securities		240,950
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		76
Securities purchased under agreements to resell		19,109
Loans and lease financing receivables:
Loans and leases held for sale		17,905
Loans and leases, net of unearned income	860,602
LESS: Allowance for loan and lease losses	10,426
Loans and leases, net of unearned income and allowance		850,176
Trading Assets		34,624
Premises and fixed assets (including capitalized leases)		7,662
Other real estate owned		1,667
Investments in unconsolidated subsidiaries and associated companies		871
Direct and indirect investments in real estate ventures		0
Intangible assets
Goodwill		21,627
Other intangible assets		16,658
Other assets		62,825

Total assets		$1,579,174

LIABILITIES
Deposits:
In domestic offices		$1,090,468
Noninterest-bearing	339,620
Interest-bearing	750,848
In foreign offices, Edge and Agreement subsidiaries, and IBFs		151,303
Noninterest-bearing	590
Interest-bearing	150,713
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,412
Securities sold under agreements to repurchase		17,515

Dollar Amounts In Millions

Trading liabilities	22,569
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	94,794
Subordinated notes and debentures	15,524
Other liabilities	32,235

Total liabilities	$1,428,820

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,703
Retained earnings	39,009
Accumulated other comprehensive income	3,701
Other equity capital components	0

Total bank equity capital	149,932
Noncontrolling (minority) interests in consolidated subsidiaries	422

Total equity capital	150,354

Total liabilities, and equity capital	$1,579,174

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

/s/ John R. Shrewsberry
John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

/s/ John Stumpf
John Stumpf
Director

/s/ James Quigley
James Quigley
Director

/s/ Enrique Hernandez, Jr.
Enrique Hernandez, Jr.
Director